EXHIBIT 10.1





                              PROCUREMENT AGREEMENT


                                     BETWEEN


                        INDUSTRIAS DE TELECOMUNICACIONES
                             AMERICANAS - ATEL S.A.
                          (A WHOLLY-OWNED SUBSIDIARY OF
                             CALYPSO WIRELESS, INC.)


                             CHINA TELECOM CHANGZHOU
                             TLECOMMUNICATION BUREAU
                                 (CHINA TELECOM)

                          TABLE OF CONTENTS
                          -----------------


ARTICLE  DESCRIPTION                                         PAGE
-------  --------------------------------------------------  ----

      1    FIELD TRIAL EQUIPMENT AND SOFTWARE . . . . . . .     1
      2    SCOPE; VOLUME DEPLOYMENT; AND MINIMUM
           DEPLOYMENT COMMITMENT. . . . . . . . . . . . . .     3
      3    ACCEPTANCE . . . . . . . . . . . . . . . . . . .     8
      4    TERM . . . . . . . . . . . . . . . . . . . . . .     8
      5    DOCUMENTATION AND REPORTS. . . . . . . . . . . .     9
      6    DELIVERY AND INSTALLATION. . . . . . . . . . . .     9
      7    FORCE MAJEURE. . . . . . . . . . . . . . . . . .     9
      8    TRAINING . . . . . . . . . . . . . . . . . . . .    10
      9    SOFTWARE LICENSE . . . . . . . . . . . . . . . .    10
     10    SOFTWARE MODIFICATIONS . . . . . . . . . . . . .    12
     11    EQUIPMENT MODIFICATIONS. . . . . . . . . . . . .    12
     12    PROPRIETARY INFORMATION. . . . . . . . . . . . .    14
     13    WARRANTIES AND WARRANTY EXCLUSIONS AND
           LIMITATIONS. . . . . . . . . . . . . . . . . . .    16
     14    REPRESENTATIONS AND OTHER WARRANTIES . . . . . .    18
     15    REMEDIES AND LIMITATIONS . . . . . . . . . . . .    19
     16    SUPPORT AND OTHER SERVICES . . . . . . . . . . .    20
     17    COVERAGE INTERFERENCE AND THIRD PARTY FACILITIES    20
     18    INDEMNIFICATION. . . . . . . . . . . . . . . . .    20
     19    PATENTS, COPYRIGHT AND TRADE SECRETS . . . . . .    21
     20    TERMINATION. . . . . . . . . . . . . . . . . . .    21
     21    DISPUTE RESOLUTION . . . . . . . . . . . . . . .    22
     22    NOTICE AND REPRESENTATIVES OF THE PARTIES. . . .    22
     23    MISCELLANEOUS. . . . . . . . . . . . . . . . . .    23
     24    INCORPORATION OF DOCUMENTS . . . . . . . . . . .    25
     25    DEFINITIONS. . . . . . . . . . . . . . . . . . .    25
     26    ENTIRE AGREEMENT . . . . . . . . . . . . . . . .    27

                                  ATTACHMENTS
                                  -----------


ATTACHMENT  DESCRIPTION                                             PAGE
----------  ------------------------------------------------------  ----



         1    Field Trial Equipment And Software And Pricing . . .    29

         2    Field Trial Test Criteria. . . . . . . . . . . . . .    30

         3    Field Trial Equipment And Software Delivery Schedule    31

         4    Field Trial Support Services . . . . . . . . . . . .    32

         5    Project Schedule . . . . . . . . . . . . . . . . . .    33

         6    Prices For Products and Services . . . . . . . . . .    34

         7    Product Specifications . . . . . . . . . . . . . . .    37

         8    Product Life . . . . . . . . . . . . . . . . . . . .    38

         9    Maintenance and Support Services And Other Services.    39

        10    Calypso Equipment Training Classes . . . . . . . . .    43

        11    Warranty Period. . . . . . . . . . . . . . . . . . .    45

     THIS PROCUREMENT AGREEMENT ("Agreement"), made effective as of this 6th day
                                  ---------
of  April,  2001  ("Effective  Date"),  by  and  between  Industrias  De
                    ---------------
Telecomunicaciones Americanas ATEL, S.A., a Costa Rican entity, which is a wholly-owned subsidiary of Calypso Wireless, Inc., having its principal place of business at Metropolitan Free Trade Zone, San Jose, Costa Rica ("Calypso"), and
                                                                  -------
China Telecom Changzhou Telecommunication Bureau (China Telecom) a corporation of the People's Republic of China, having its principal place of business at No. 168 He Ping South Road Changzhou, P.C. 213003, the People's Republic of China, ("Customer").
  --------

                                    RECITALS

     A. Calypso is a development stage company that has developed a technology for telecommunications systems and devices, and is a manufacturer of next-generation cellular phones, IP wireless phones and communications equipment.

     B. Customer is a leading telecommunications service provider in The People's Republic of China ("P.R.C.") offering a broad range of
                                 ------
telecommunications services to meet the increasing demand for telecommunications services in the P.R.C.

     C. Customer desires to deploy commercially, and Calypso desires to supply, Calypso equipment and software in Customer's network contingent upon such equipment and software performing in accordance with the Field Trial Test Criteria (as defined below).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1

                       FIELD TRIAL EQUIPMENT AND SOFTWARE

     In order to enable Customer to conduct a field trial (the "Field Trial") of
                                                                -----------
Calypso's wireless pagers and cellular phones, Customer shall purchase the Equipment and license the Software from Calypso (the "Field Trial Equipment and
                                                       -------------------------
Software")  listed, and in the configuration set forth, in Attachment 1 attached
--------                                                   ------------
hereto and at the prices set forth below to enable Customer to conduct the Field Trial and confirm that the Field Trial Equipment and Software fulfill the test criteria set forth in Attachment 2 ("Field Trial Test Criteria"). If the
                          -------------    ---------------------------
Equipment and Software meet the Field Trial Test Criteria, the parties shall proceed expeditiously with the full deployment of the Equipment and Software in accordance with the terms of this Agreement.


                                        1
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

     1.1     Price  and  Payment.
             -------------------

          1.1.1     Price.  The  price  (the "Field Trial Equipment and Software
                    -----                     ----------------------------------
Price") for the Field Trial Equipment and Software are set forth in Attachment 1
-----                                                               ------------
attached hereto, and such prices do not include any kind of taxes whatsoever, however designated, which may be levied or assessed on the Products or Services provided hereunder.

          1.1.2.  Payment.  All  payments  by  Customer to Calypso for the Field
                  -------
Trial Equipment and Software shall be made in US Dollars, via wire transfer of immediately available funds to a bank account designated by Calypso, within 240 days from the date of issuance of a commercial invoice by Calypso together with copies of shipping documents for the Field Trial Equipment and Software. Payment for Field Trial Equipment and Software will be returned (in the form of product credits) once Customer has bought Calypso products in excess of $50 million in Calypso Invoices.

          1.1.3     Return.  Should  the  Field Trial Equipment and Software not
                    ------
meet  the  Field Trial Test Criteria (Attachment 2) within 180 days after system
                                      ------------
turn-up, either party may elect to terminate the Field Trial upon written notice to the other party. In the event of such termination, Customer will promptly return the Field Trial Equipment, Software and Handsets to Calypso at Calypso's expense. Upon such return, Calypso will repay the payments made by Customer within 30 days after such termination of the Field Trial.

     1.2     Delivery, and Shipment. Calypso shall deliver to Customer the Field
             ----------------------
Trial Equipment and Software, FOB origin, in accordance with the delivery and shipment schedule set forth in Attachment 3 attached hereto. Customer shall be
                                 ------------
responsible for the payment of freight and insurance charges in connection with the shipping of the Field Trial Equipment and Software.

     1.3     Installation.  Calypso  shall install the Field Trial Equipment and
             ------------
Software at the Customer's sites specified by Customer prior to shipment to enable Customer to conduct the Field Trial.

     1.4     Duration  of Field Trial. Customer will complete the Field Trial as
             ------------------------
soon as practicable but, in any event, not later than 60 days after delivery, installation and turn-up of the Field Trial Equipment and Software. If the Field Trial Equipment and Software fulfill the Field Trial Test Criteria, Customer will, within 30 days thereafter, commence deployment of Calypso Equipment and Software in Customer's network pursuant to Article 2. Customer shall notify Calypso in writing that the Field Test Equipment and Software meet the Field Trial Test Criteria within five days after the completion of the Field Trial.

     1.5     Permits  and  Licenses.
             ----------------------

          1.5.1 Customer, at its own cost, shall be responsible for obtaining all permits, licenses, consents and authorizations (collectively "Licenses") that may be required to be obtained from any governmental entity in
---------
any  applicable jurisdiction in connection with


                                        2
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

the sale, purchase, importation, installation, testing, licensing, use and operation of the Field Test Equipment and Software, and for any subsequent Purchase Order of Equipment and Services and license of Software, including, without limitation, all permits, licenses, consents, and authorizations of any product or sales or licensing agreement that may be required by the Ministry of Information Industry ("MII"), the Ministry of Foreign Trade and Economic
                         ---
Cooperation  ("MOFTEC"),  the  State  Radio  Regulatory Commission ("SRRC"), the
               ------                                                ----
General  Administration  of  Customs ("Customs"), or other relevant authority of
                                       -------
the  PRC.

     1.6     Support Services During, Field Trial. Calypso shall assist Customer
             ------------------------------------
in the installation, turn-up and Field Trial of the Field Trial Equipment and Software in accordance with the list of Services set forth in Attachment 4
                                                                    ------------
attached  hereto.

                                    ARTICLE 2

          SCOPE; VOLUME DEPLOYMENT; AND MINIMUM DEPLOYMENT CONINIITMENT

     2.1     Scope.  Upon  the  successful  completion  of  the  Field  Trial:
             -----

          2.1.1     Calypso's Obligations. During the Term, in accordance with a
                    ---------------------
Purchase Order for Equipment, and/or Services and the supply of Licensed Software, which has been accepted by Calypso, and upon its receipt of all Licenses, Calypso shall:

               (a) engineer, deliver, install (or have installed) the Equipment for use in the Province of Changzhou in the P.R.C. in accordance with the intervals given in the sample Project Schedule set out in Attachment 5
                                                                    ------------
hereof  ("Project  Schedule"),  or  as otherwise agreed to in a specific Project
          -----------------
Schedule  proposed  by  Customer  and  agreed  to  by  Calypso.

               (b) grant to Customer a nonexclusive license to use all Software associated with and integral to, the Equipment purchased by Customer hereunder, which license shall continue beyond the Term, in accordance with
Article  9  hereof;

               (c) carry out the installation of Equipment at the applicable Installation Site substantially in accordance with the applicable Project Schedule and in accordance with the relevant Purchase Orders;

               (d) sublicense Third Party Software to Customer, including, subject, to such third party vendor's then current applicable terms, conditions and specifications; and

               (e) provide specific support as purchased by Customer hereunder.

          2.1.2     Customer's  Obligations. During the Term, in accordance with
                    -----------------------
a Purchase Order for Equipment and/or Services, and license of Software, which has been accepted by Calypso, Customer shall:


                                        3
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

               (a) Purchase Equipment and/or Services and license the use of the Licensed Software in accordance with the terms of this Agreement;

               (b)     Perform Customer's duties as set forth in this Agreement;

               (c) Ensure that only qualified technicians perform any maintenance and/or repair to the Equipment during the Warranty Period, which maintenance and/or repair shall be confined to routine tasks performed in accordance with Calypso provided Documentation;

               (d) Procure any necessary License required of the parties in connection with the performance of the parties' respective obligations hereunder;

               (e) Ensure the operation of each System, the Equipment and Software is in full compliance with the applicable laws, rules and regulations of the various governmental bodies which have jurisdiction and, in connection therewith, Customer hereby represents and warrants that it is fully informed and knowledgeable about the applicable communications and regulatory laws and all other applicable laws; and

               (f)     Not  unreasonably  withhold  Acceptance.

     2.2     Minimum  Deployment  Commitment.  Upon the successful completion of
             -------------------------------
the Field Trial, Customer shall purchase the Equipment, and license the Licensed Software, from Calypso and deploy Calypso Equipment and Software in quantities and in configurations having a price in the aggregate of at least U.S.$500 million (the "Minimum Deployment Commitment"), U.S. $135 million of which (the
                -----------------------------
"First  Year  Deployment Commitment") must be ordered within 12 months after the
 ----------------------------------
successful completion of the Field Trial, in each case based on the prices set forth in Attachment 6 attached hereto, as such prices may change from time to
           -------------
time  in  accordance  with  the  terms  hereof  and  of  each  Purchase  Order.

     2.3     Forecasts;  Project  Schedule.
             -----------------------------

          2.3.1     Quantity  Forecast. Notwithstanding the Project Schedule, as
                    ------------------
such may be amended from time to time, by the fifth business day of each month (the month hereafter being "M"), Customer will provide to Calypso a non-binding
                             -
ten-month  rolling  forecast  (the  "Rolling  Forecast")  of  deliveries for the
                                     -----------------
ten-month period commencing at the beginning of the third-month after the month in which the forecast is made the Rolling Forecast (M+3 through M+12) will show the quantity of each Equipment by product code which Customer anticipates it will need to be delivered during the specified month.

          2.3.2     Initial Rolling Forecast; Capacity. Notwithstanding anything
                    ----------------------------------
to the contrary contained herein, the parties shall discuss the initial Project Schedule and Initial Rolling Forecast issued under this Agreement to better anticipate Equipment and Software requirements and availability.

     2.4     Purchase  Orders.  During the Term of this Agreement, Customer will
             ----------------


                                        4
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

issue Purchase Orders specifying the Equipment and Software ordered by Customer, the delivery site or sites ("Installation Site[s]") for the Equipment and
                                  ---------------------
Software  and  the  proposed  delivery  schedule.

          2.4.1 Notwithstanding that a Purchase Order may not refer to this Agreement, any Purchase Order for Equipment and/or Services issued during the Term of this Agreement shall be deemed to have been issued pursuant to this Agreement and shall be governed by the terms and conditions of this Agreement, unless the parties expressly agree to the contrary in writing (duly signed by authorized representatives of both parties). Customer hereby expressly agrees that except for non-conflicting administrative terms as provided below, any additional or preprinted terms or conditions on the applicable Purchase Order, shall be null, void and of no effect. Each such Purchase Order shall specify:

               (a) The description of the ordered Equipment and/or Services, including any identification referenced in the price list herein attached as Attachment 6;
-------------

               (b) Requested place and date of delivery as previously agreed by Calypso;

               (c) Applicable Price for the ordered Equipment and/or Services as set forth in Attachment 6 or as may be separately quoted by Calypso
                          ------------
from  time  to  time;

               (d) Prices for Equipment engineering and installation to be quoted by Calypso, together with a mutually agreed installation and turn-up schedule;

               (e)     Installation  Site(s)  where  applicable;

               (f) Other appropriate information as may be required by Calypso necessary to fill the Purchase Order; and

               (g) Location to which the applicable invoice shall be rendered for payment.

     2.5     Price.  Subject  to:
             -----

          2.5.1     As  set  forth  in Attachment 6, the price ("Price") for any
                                       ------------              -----
Equipment and/or Services (as such Prices may be adjusted by Calypso from time to time to reflect market conditions) shall consist of (i) the Price of the Minimum Deployment Commitment Purchase Order or any subsequent Purchase Orders;
(ii) unit list Prices for Equipment and/or Services; (iii) license fees to use the Software associated with such Equipment; and (iv) for Third Party Software and Services, the Prices as may be quoted by Calypso from time to time.

          2.5.2 Unless otherwise specified, the Prices set forth in Attachment 6
                                                                    ------------
are  exclusive  of  Calypso's  charges  for  any  Services associated therewith.


                                        5
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

          2.5.3     The Prices for Products and Services set forth in Attachment
                                                                      ----------
6  attached  hereto,  such  prices  do not include any kind of taxes whatsoever,
-
however designated, which may be levied or assessed on the Products or Services which shall be the responsibility of Customer pursuant to Section 2.6.4.

          2.5.4 The Prices may be adjusted by Calypso from time to time to reflect market conditions. Calypso shall notify Customer of any Price adjustment within 60 days of the effective date of such adjustment. If price of any Calypso product is increased such that the Customer is unable to sell or market the Calypso product, Customer is not obligated to purchase such product.

     2.6     Payment. With respect to payment for Purchase Orders for Equipment,
             -------
Customer  shall pay Calypso the Price in accordance with the following schedule:

          2.6.1 Customer will remit payment to Calypso for invoiced amounts within thirty (30) days from the date of issuance of a commercial invoice by Calypso together with copies of shipping documents, which will be issued upon shipment of the Product or completion of Services, as applicable.

          2.6.2 Any additional monies that become due to Calypso (including, without limitation, Merchandise order, freight, such items as are described in
Section  2.6.5,  Software Release license fees described in Article 9, Equipment
--------------
purchases wherein installation is not provided by Calypso, or Third Party Equipment or Third Party Software not part of the original System order) shall be invoiced one hundred percent (100%) upon shipment or, in the case of Software Release license fees, upon implementation of such Software Release. Incidental and/or additional Services not included under Section 2.5.1 shall be invoiced monthly as performed or upon completion, whichever occurs first. In the case of a phased Installation, or if portions of an Installation are delayed due to no fault of Calypso, Calypso may invoice on a per Installation Site basis upon completion of the applicable milestone event.

          2.6.3 Customer shall pay all amounts invoiced by Calypso pursuant to this Section 2.6 within thirty (30) days from the date of Calypso's invoice therefor. All past due amounts (collectively, "Past Due Amounts") shall bear
                                                   ----------------
interest at the rate of one and one percent (1%) per month (or such lesser rate as may be the maximum permissible rate under applicable law), beginning with the date on which the applicable Past Due Amount was due and payable.

          2.6.4 Customer shall promptly reimburse and/or pay Calypso, upon demand, or shall pay directly, if so requested by Calypso, all taxes, levies, import and export duties or imposts and charges (collectively, "Duties and
                                                                      ----------
Taxes")  including,  without  limitation,  penalty  and interest, imposed by any
-----
governmental or taxing authority, relating to the purchase, license, ownership, possession, use, operation or relocation of Equipment, Software or Services provided by Calypso under this Agreement, excluding, however, all taxes computed upon the net income of Calypso. To the extent Calypso is required by law to collect such taxes, one hundred percent (100%) thereof shall be added to invoices as separately stated


                                        6
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

charges and paid in full by Customer, unless Customer is exempt from such taxes and furnishes Calypso with a certificate of exemption in a form reasonably acceptable to Calypso prior to issuance of such invoice. Customer shall hold Calypso harmless from any and all claims levied by a proper taxing authority for such taxes, including any interest, penalties or late charges due to Customer's failure to perform hereunder. Customer's obligations pursuant to this Section
2.6.4  shall  survive  expiration  or  a  termination  of  this  Agreement.

          2.6.5 Prior to payment in full of the Price and all additional monies due to Calypso without written permission of Calypso, Customer shall not sell or lease Equipment purchased by it, or assign any license to use the Licensed Software, or allow any liens or encumbrances to attach to any such Equipment, or remove such Equipment or Licensed Software from the Installation Site (if applicable).

          2.6.6 Calypso reserves the right to require reasonable assurances of payment by Customer as a condition to accepting certain Purchase Orders. Calypso may, from time to time, evaluate Customer's credit standing, and on that basis, establish a credit limit to accommodate Customer's issuance of Purchase Orders as herein provided. Customer shall provide any reasonable assistance requested by Calypso necessary for Calypso to make such evaluation.

     2.7     Delivery,  Risk  of  Loss;  Title.
             ---------------------------------

          2.7.1 Equipment shall be priced and shipped F.O.B place of shipment. Calypso may from time to time, pre-pay freight charges from the place of shipment and invoice such charges back to Customer. Equipment shall be shipped to the Installation Site(s). Software shall be shipped to Customer's designated delivery location (i.e., a staging center of warehouse).

     Customer shall be responsible for the coordination of all delivery arrangements required to comply with Project Schedule and/or Rolling Forecast dates and for freight and handling charges from Customer's designated delivery location to the Installation Sites.

          2.7.2 Title and risk of loss or damage to any Equipment furnished by Calypso to Customer in accordance with this Agreement shall pass to Customer at the point and on the date of shipment. Calypso warrants to Customer that such title shall be good and clear title, free and clear of all liens and encumbrances. The foregoing notwithstanding, title to Software shall not pass to Customer at any time.

          2.7.3 Not later than thirty (30) days prior to the earliest shipment date relating to any of the items covered by the applicable Purchase Order, Customer may notify Calypso that Customer (i) does not wish to receive shipment of any Equipment on the date set forth in such Purchase Order, or (ii) that Customer's facilities are not prepared in sufficient time for Calypso to make delivery pursuant to the date set forth in the applicable Purchase Order. In such case Calypso shall have the right to place such Equipment in storage and Customer shall be liable for all additional transportation, demurrage, loading, storage, and associated costs thereby incurred by Calypso. The shipment of Equipment to a storage location as provided in


                                        7
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

this Section 2.6.2 shall be deemed to constitute shipment of the Equipment for purposes of invoicing, passage of title and risk of loss, and commencement of the Warranty Period.

     2.8     Spare  Kits.  Customer  will  purchase  on-site installation spares
             -----------
parts  and  components  of  the  Equipment  ("Spares Kits" or "Kits") reasonably
                                              -----------      ----
designated by Calypso and agreed upon by Calypso and Customer from time to dine as the quantity necessary to enable Calypso to provide the warranty and support services required by this Agreement. The quantity and locations of the Kits may change with installation requirements and changes in the topology of Customer's network.

                                    ARTICLE 3

                                   ACCEPTANCE

     3.1 Customer will have 10 days after receipt of the Equipment to perform Acceptance Tests to Accept the Equipment and confirm that the Equipment complies with its applicable technical requirements set forth in Attachment 7
                                                                    ------------
attached  hereto ("Product Specifications"). Customer shall accept the Equipment
                   ----------------------
pursuant to written communication to Calypso within such 10 day period, and Customer shall not unreasonably withhold Acceptance. Unless Customer notifies Calypso within such 10 day period of any defects in such Equipment, Customer will be deemed to have accepted the Equipment.

     3.2 Calypso will notify Customer promptly upon learning of any material defects in any of the Equipment.

     3.3     Maintenance  and  Support.
             -------------------------

          3.3.1 Calypso will provide support for all Equipment and Software and for its expected useful life, as set forth in Attachment 8 ("Product Life")
                                                   ------------   ------------
in  accordance  with  the  terms  and  conditions  set  forth  in  Attachment 9.
                                                                   ------------

          3.3.2 If Calypso discontinues manufacture and/or support of any of its Equipment, Calypso will, at Customer's request, deliver to Customer all of the technical information owned and possessed by Calypso relating to the service and/or support of the Equipment, in the form being used in Calypso's service and support centers in its day-to-day operations of service. Customer may use such technical information only to service and support its existing Equipment then in use and used by its subscribers. Title to Calypso's technical information and intellectual property rights will remain with Calypso.

                                    ARTICLE 4

                                      TERM

     Subject to the terms and conditions of this Agreement, the initial term of this Agreement shall be three (3) years from the successful completion of the Field Trial ("Initial Term"). This Agreement will be automatically renewed for
                ------------
successive one-year terms

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                                                             ------       ------
                                                                       Atel S.A.

(without any Minimum Deployment Commitment pursuant to Section 2.2 unless otherwise agreed by the parties) unless either party gives notice of non-renewal at least 90 days before the expiration of the Initial Term or any renewal term. The Initial Term in combination with any extensions is also referred to in this Agreement as the "Term".
                     ----

                                    ARTICLE 5

                            DOCUMENTATION AND REPORTS

     5.1 Calypso will provide to Customer, one electronic copy of the Documentation necessary to operate and maintain the Equipment and Software provided hereunder for each Installation Site at which such Equipment is installed. Calypso will provide Customer with:

     (a) updates to the Documentation, as such updates are made generally available; and

     (b) new and/or revised data incorporating any to the Equipment or Software which affect form, fit, or function, in each case at no additional charge to Customer. Such Documentation may be reproduced by Customer for its internal use, provided that any copyright notice of such Documentation is copied as well. Soft copies of such Documentation will be available upon Customer's request. Such Documentation will be used solely for Customer's internal use only on a need-to-know and need-to-use basis.

                                    ARTICLE 6

                            DELIVERY AND INSTALLATION

     6.1 Calypso will mark each shipment to Customer with Calypso name, the Purchase Order number, and the identity and quantity of Equipment. Final destination, interim staging area or any special shipping instructions and any applicable charge will be specified on each Purchase Order.

     6.2 Calypso will perform installation services for the Products at Calypso then standard rates for such services and on terms and conditions agreed by the parties.

                                    ARTICLE 7

                                  FORCE MAJEURE

     In the performance of this Agreement, or of any obligation hereunder, is prevented, restricted or interfered with by reason of fires, breakdown of plant, labor disputes, embargoes, government ordinances or requirements, civil or military authorities, acts of God or of the public enemy, acts or omissions of carriers, inability to obtain necessary materials or services from suppliers, or other causes beyond the reasonable control of the party whose performance is affected, then the party affected upon giving prompt notice to the other party, as set forth in Article 22 shall be excused from such performance on a day-for-day basis to the extent of such prevention, restriction, or interference (and the other party shall likewise be excused from performance of its obligations on a day-for-day basis to

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                                                             ------       ------
                                                                       Atel S.A.

the extent such party's obligations relate to the performance so prevented, restricted or interfered with); provided that the party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed to perform their obligations with dispatch whenever such causes are removed or cease.

                                    ARTICLE 8

                                    TRAINING

     8.1     Initial  Training.  Calypso  shall  provide,  at Calypso's cost and
             -----------------
expense, one initial training course and training material for 10 individuals who are employees of Customer (the "Initial Training"). The Initial Training
                                        ----------------
course shall take place at a site to be selected by Customer. The Initial Training course shall cover the subjects that are necessary to enable Customer's personnel to install, operate and maintain the Equipment and Software asset forth in Attachment 10.
           --------------

     8.2     On-Going Training. Calypso will provide, upon Customer's reasonable
             -----------------
request and at the time or times reasonably required by Customer during the Term of this Agreement, training classes and training materials for Customer personnel at Customer's sole cost and expense. Training will take place at the Installation Sites. The training programs necessary for full installation, operation and maintenance of the Calypso Equipment and Software are summarized in Attachment 10 ("Calypso Training") which shall be subject to change by
    --------------    -----------------
Calypso from time to time to reflect updates to the training methodology and courses. Such training will be kept current to encompass the latest Software Releases and Equipment, or any other Software revision level and/or Equipment revision level directed by Customer. Subject to the foregoing, course content and material will be designed and agreed to by mutual consent. Customer will have the right to copy Calypso's training materials for its internal use only provided that any copyright notice included in such material is copied as well. Courses will be limited to a maximum often (10) attendees in each course session.

     8.3     Certification. Calypso will certify attendees upon their successful
             -------------
completion of the course. Such course content and materials may be tailored or customized by Customer for its internal use only.

                                    ARTICLE 9

                                SOFTWARE LICENSE

     9.1 Subject to payment of any and all Purchase Orders for Equipment and Services purchased by Customer hereunder, Calypso grants to Customer a perpetual (subject to termination pursuant to the terms of this Agreement), personal, nontransferable (except as provided in this Agreement), and nonexclusive license (or, with respect to the Third Party Software, a sublicense) to use the Licensed Software and its related Documentation provided by Calypso pursuant to the terms of this Agreement. Use of the Licensed Software is

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                                                             ------       ------
                                                                       Atel S.A.

restricted  to  all  the  Network  Elements  or  the  designated  equipment,  as applicable  ("Designated  Equipment") set forth on Customer's Purchase Order(s).
              ---------------------
The license grants Customer only a right to use and Customer will not sublicense such Licensed Software, or modify, decompile, or disassemble Licensed Software furnished object code to generate corresponding Source Code. Customer and its customers will be entitled to modify only the user-controlled features of the Licensed Software as provided for in the relaxed Documentation. With respect to any Third Party Software, in addition to the terms and conditions herein, Customer will abide by the applicable terms and conditions of such Third Party Software.

     9.2 All Licensed Software (whether or not part of firmware) and its related documentation furnished by Calypso, and all copies thereof made by Customer, including translations, compilations, and partial copies, are and will remain the exclusive property of Calypso and its licensors. Customer will hold such Licensed Software and related documentation in strict confidence, and will not, without Calypso's prior written consent, disclose, provide, provide access to, or otherwise make available, in whole or in part, any Licensed Software or related documentation including any description of the Calypso Management Information Data Base (CMIDB) sections of the Software to anyone, except to its employees, and those agents and subcontractors that are not competitors of Calypso having a need-to-know for purposes of operating or maintaining the related Equipment and Software, and except to its customers to the extent necessary to permit them to utilize customer-controlled features in accordance with the applicable Documentation. Such availability shall be limited to only those portions of the Software and its related documentation for which there is a need-to-know for purposes of operating or maintaining the related Equipment and Software. All persons to whom the Software and relative documentation is made available shall have agreed in writing to obligations of confidentiality at least as protective as those set forth herein. Customer shall maintain an accurate and complete list of all persons having access to the Licensed Software and its related documentation and shall maintain a log of persons accessing the Licensed Software and its related documentation and the nature of the access, e.g., edit, view, copy, etc. Customer shall provide Calypso with prompt written notice of any unauthorized use of the Licensed Software and its related documentation and fully cooperate with Calypso in enforcing Calypso's proprietary rights in the Software and its related documentation. Customer shall not, and shall not permit any other person to copy, duplicate, modify, alter, enhance, revise, summarize, or prepare derivative works from any portion of the CMIDB sections of the Software. Customer will not copy Software embodied in firmware, Customer will not make any copies of any other Software or related documentation except as necessary for maintaining archival copies in accordance with Customer's customary practices. Such archival copies shall be stored in a locked and, secured container. Customer will reproduce and include any Calypso copyright and proprietary notice on all such necessary copies of the Software and its related documentation. Customer will take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Software and related documentation to enable Customer to satisfy its obligation under this Agreement.

     9.3 When the Software and related documentation are no longer needed by Customer, or if Customer's license is canceled or terminated, Customer will return sill copies of such Software and related documentation to Calypso or follow written disposition instructions provided by Calypso.

     9.4 Subject to Calypso's approval, Customer may transfer its right-to-use Software furnished under this Agreement without the payment of an additional right-to-use fee by third party transferee, except for additional fees which would have applicable to Customer with respect to usage sensitive factors (e.g., feature pricing based on activation level). Such transfer can be made to end user for their own internal use, but not to any competitor of Calypso and only under the following conditions:

          (a) Such Software will be used only within The Peoples Republic of China or any other countries for which such Software may be licensed from time to time under the terms of this Agreement.

          (b) The right to use such Software may be transferred only together with the Designated Equipment with which Customer has a right to use such Software, as long as such transfer of the Designated Equipment is permitted pursuant to Section 14.3, and such right to use the Software will continue to be limited to use with such Designated Equipment;

          (c) Before any such Software will be transferred, Customer will notify Calypso in writing of such intended transfer and the transferee will have agreed in writing (a copy of which will be provided to Calypso before such transfer) to the terms of this Agreement and any amendments thereto.

     9.5 Subject to Section 11.2, upon advance written notice to Calypso, Customer may physically transfer Software or optional feature packages, for which Customer has the right to use, from one Customer-owned workstation computer and relocate them to another Customer-owned workstation computer, provided that (a) the Equipment from which the Software has been transferred will cease to be Designated Equipment for such transferred Software and the workstation to which the Software has been transferred will thereafter be deemed to be the Designated Equipment, and (b) the Software delivered by Calypso pursuant to a Purchase Order will not be resident at any time on more than the total number of items of Designated Equipment for such Software set forth on the applicable Purchase Order. Customer will not be required to pay additional right-to-use fees as a result of such relocation.

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                                                                       Atel S.A.

                                   ARTICLE 10

                             SOFTWARE MODIFICATIONS

     10.1 Calypso will furnish to Customer preliminary planning information and documentation for new releases of the Software (each, a "Software Release").
                                                             ----------------
Such information will be provided at no charge to Customer. New generally available releases of the Software may be licensed by Customer at no charge and to the extent such releases are included in the Maintenance and Support Services then in effect pursuant to the terms of this Agreement.


                                   ARTICLE 11

                             EQUIPMENT MODIFICATIONS

     11.1 Prior to shipment, Calypso may at any time make changes in Equipment or modify the drawings and specifications relating thereto or substitute Equipment of later design, provided the changes, modifications or substitutions under normal and proper use do not impact upon form, fit or function of the ordered Equipment or materially adversely affect the use, function, or performance of the ordered Software. With respect to changes, modifications, and substitutions which affect the form, fit, function, use or performance of an ordered Equipment. Calypso will notify Customer in writing 90 days prior to their effective dates. In the event any such change is not desired by Customer, Customer will notify Calypso within 30 days from the date of notice and Calypso will not furnish any such changed Equipment to Customer on any orders in process at the time Calypso is so notified.

     Calypso may discontinue any Equipment or Software Release if Calypso gives Customer at least one year's notice thereof. In such event, Calypso will provide Customer with a suggested replacement at the same time for the remainder of the term of this Agreement. Customer will have the right to substitute the replacement product for the Equipment under this Agreement, at a price to be negotiated by the parties. If Customer elects not to use the suggested replacement product, Calypso will offer Customer a one-year period beginning the day of the notice of discontinuance within which Customer can place orders for the discontinued Equipment. Customer may give a last order ("One Time Buy
                                                                    ------------
Order") immediately prior to the end of the six-month period. The One Time Buy Order is non-cancelable. non-reschedulable and non-returnable; except as otherwise provided in this Agreement. Products ordered with the One Time Buy Order will be delivered to Customer as requested by Customer but no later than one year alter the notice of discontinuance.

11.2     Class  Changes.
         --------------

          (a) After Calypso Equipment has been shipped to Customer, if Calypso issues a Class A Change or Class B Change, or where modification to correct an error in Documentation is to be introduced, Calypso will promptly notify Customer of such change through Calypso's designated notification procedure ("Change Notification"). Calypso will
             --------------------


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                                                                       Atel S.A.

promptly provide, or cause the respective manufacturer to provide, to Customer any changes comparable to Class A and Class B Changes to the extent they are made available by manufacturers with respect to Vendor Items sold to Customer by Calypso; it being understood that the respective manufacturers of the Vendor Items may not provide such changes for the same period of time for which Calypso is obligated to provide Class A and Class B changes.

          (b) Calypso will, at its expense, furnish the parts and documentation necessary for Customer to implement such Class A Change if it is issued within the Product Life for the applicable Product.

          (c) In any of the instances above, if Calypso determines that the Equipment or part thereof subject to such change is readily returnable (e.g. plug-in items), Customer, at its expense, will remove and will return such Equipment or part to Calypso's facility and Calypso, at its expense, will implement such change at its facility and return such changed Equipment or part to Customer's designated location. Reinstallation will be performed by Customer at its expense.

          (d) Calypso's undertaking under this Article 11 with respect to Vendor Items is limited to the extent changes comparable to Class A Changes are provided by the respective manufacturers of Vendor Items.

          (e) If Customer does not make or permit Calypso to make a Class A Change Notification within one (1) year alter the date of the related Change Notification, or a Class B Change within two (2) years alter the date of the related Change Notification, subsequent changes, repairs, or replacements affected by the failure to make such change may, at Calypso's option, be billed to Customer whether or not such subsequent change, repair, or replacement is covered under warranty.

          (f) If Calypso or any applicable manufacturer of a Vendor Item issues a Class B Change (or comparable change in the case of such manufacturer) after Equipment has been shipped to Customer, Calypso will promptly notify Customer if such change if it is being generally offered to Calypso's customers. When a Class B Change is requested by Customer, billing will be at Calypso's applicable prices or the respective manufacturer's then current prices to Calypso as the case may be. Notwithstanding the above, there will be no charge for any Class B Change (or, in the case of a Vendor Item, a comparable change) if such change is included in the Maintenance or Support Services then in effect pursuant to the terms of this Agreement.

     11.3 Calypso reserves the right to discontinue any Equipment under this Agreement if Customer has not ordered any of that Equipment for two consecutive years. Calypso will provide a minimum of 90 days' prior notice for Equipment being discontinued.

     11.4 Calypso reserves the right to develop, manufacture and market Equipment incorporating new features, functionality, or performance characteristics identified as a result

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                                                                       Atel S.A.

of its relationship with Customer. Customer acknowledges that such Equipment will be the sole and exclusive property of Calypso.

                                   ARTICLE 12

                             PROPRIETARY INFORMATION

     12.1 Each party acknowledges the other party's ownership of trade secrets, proprietary or confidential information, including but not limited to products, planned products services or planned services, the identity of or information concerning customers or prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, inventions, patents, copyrights, marks, current or planned activities, research development or other information relating to the other party's business activities or operations and those of its customers or subcontractors, as well as the pricing and other terms and conditions of this Agreement (collectively referred to hereinafter as the "Proprietary Information").
 ------------------------

     12.2 (a) This Agreement creates a confidential relationship between Customer and Calypso and, in the course of, negotiating performing this Agreement, including providing Equipment and licensing software pursuant to this Agreement, the disclosing party may disclose Proprietary information to the receiving party. The receiving party will keep Proprietary information confidential and, except as directed or authorized in writing, will use Proprietary Information only to provide, the Equipment, Software and services pursuant to this Agreement and will not disclose to any person or entity, directly or indirectly, in whole or in part, any Proprietary Information, information prepared from Proprietary Information, or information that comes into possession by reason of services hereunder. Dissemination of Proprietary Information will be limited to the personnel within the receiving party's organization with a need to know and solely for the purpose of the performance of duties hereunder. Upon cessation of work hereunder, the receiving party will return or destroy and certify to the disclosing party such destruction of all documents, papers and other materials in its control that contain or relate to Proprietary Information. To the extent practicable all proprietary information disclosed to the receiving party will be promptly identified as such by the disclosing party in writing.

          (b) The receiving party will protect the Proprietary Information from unauthorized use or disclosure by exercising the same degree of care that it uses with respect to Information of its own of a similar nature, but in no event less than reasonable care.

     12.3 Customer acknowledges and agrees that the Equipment and Software constitute and embody the valuable trade secrets and intellectual property of Calypso developed at great expense to Calypso. Customer may not sell, assign or otherwise transfer any of the Equipment and Software to a third party other than a telecommunications carrier for its own internal use in providing telecommunication services, without the prior written consent of Calypso. Customer agrees that it would be reasonable for Calypso to withhold its consent to any such sale, assignment or transfer of any Equipment or Software to a company involved in

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                                                             ------       ------
                                                                       Atel S.A.

the development, marketing, distribution or sale of any products that are competitive with the Equipment and Software.

     12.4 Notwithstanding anything to the contrary contained herein, no information will be deemed Proprietary Information if the party receiving such information hereunder or any of its Affiliates ("Receiving Party") can
                                                        ----------------
demonstrate that such information: (a) is generally known to the public on the date of disclosure of same or becomes generally known to the public after such date through no breach of this Agreement or any other obligation of confidentiality; (b) is independently developed by the Receiving Party alter the date of disclosure by employees without access to Proprietary Information of the Disclosing Party; (c) is approved for release by written authorization of the Disclosing Party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; (d) is required by law, rule or regulation, including requirements of the applicable securities exchanges, to be disclosed, but only to the extent and for the purposes of such required disclosure and subject to Section 14.5; or (e) is disclosed in response to a valid order of a court or other governmental body, but only to the extent of and for the purposes of such order and subject to Section 12.5.

     12.5 If a Receiving Party is or may be required by law or court order to disclose any Proprietary Information of a Disclosing Party, such Receiving
Party: (a) will provide to such Disclosing Party immediate notice of such possible disclosure; and (b) will permit such Disclosing Party, at its expense, to take all reasonable actions to eliminate such requirement of such disclosure, to limit the scope of same and to obtain protective orders to protect the confidentiality of such Proprietary Information, including, without limitation, filing motions and otherwise making appearances before the court.

     12.6 The provisions of this Article 12 will survive any termination or expiration of this Agreement.

                                   ARTICLE 13

               WARRANTIES AND WARRANTY EXCLUSIONS AND LIMITATIONS

     13.1     Warranty.
              ---------

          13.1.1 Calypso warrants that during the Warranty Period (as set forth in Attachment 11 attached hereto), the Equipment furnished under this Agreement
    -------------
shall be free from defects in material and workmanship, and shall conform to the applicable portions of the Product Specifications. Any and all claims for breach of this warranty are conclusively deemed waived unless made during the Warranty Period. Performance of Calypso's obligations hereunder shall not extend the Warranty Period, except that any Equipment repaired, replaced or corrected during the warranty Period shall continue to be warranted for the balance of the Warranty Period.

          13.1.2 Services furnished by Calypso hereunder shall be performed in a professional and workmanlike manner.

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                                                             ------       ------
                                                                       Atel S.A.

          13.1.3 Calypso's sole obligation and Customer's exclusive remedy under this warranty are limited to the replacement or repair, at Calypso's option, of the defective Equipment component, or the correction of the faulty Services. Such replacement Equipment may be new or reconditioned to perform as new, at Calypso's option. Customer shall be responsible for de-installation of any such defective Equipment and reinstallation of any replacement Equipment, as well as risk of loss and damage and all transportation costs for defective Equipment shipped to Calypso. Calypso shall bear the risk of loss and damage and all transportation costs for replacement Equipment shipped to Customer. Title to defective or replacement Equipment shall pass to Calypso or Customer, as appropriate, upon receipt thereof.

     13.2     Software  Warranty.  Calypso  warrants that, provided the Software
              -------------------
is not altered by Customer, and provided the Software is used in conjunction with the Equipment purchased under this Agreement and such Equipment has been maintained in accordance with Calypso's recommended maintenance procedures, the Software shall function during the Warranty Period without defects which materially affect Customer's use of the software in accordance with Calypso's specifications for the Software. In the event the Software fails to so perform and Customer's use of the Equipment is materially affected by such failure, Customer's exclusive remedy under this warranty is to require Calypso to correct such failure and such remedy is conditioned upon Calypso's receiving written notice within the Warranty Period (or oral notice promptly confirmed in writing) of such failure. The correction of any Software failure shall not extend the Software Warranty Period.

     13.3     Response  Services/Time.
              -----------------------

          13.3.1 During the Warranty Period, Calypso's technical assistance service ("TAS") department shall provide reasonable assistance in the
           ---
investigation and resolution of service-affecting warranty defects. If such assistance is requested by Customer, Customer agrees to follow Calypso's standard policies and procedures related to such TAS services. The Equipment
Warranty Period shall include TAS only to the extent that any TAS services provided under the warranty also apply to Equipment operating in conjunction with the applicable System. For routine warranty service situations, Calypso shall ship replacement or repaired Equipment (or components thereof within thirty (30) days of receipt of the defective Equipment (or components thereof) from Customer.

          13.3.2 For emergency warranty service situations, Calypso shall, during the Warranty Period, use all reasonable efforts to ship replacement Equipment (or components thereof) within twenty-four (24) hours of notification of the warranty defect by Customer. Customer shall pay to Calypso the surcharges for such expedited shipment of replacement Equipment. Customer shall ship the any defective Equipment to Calypso within thirty (30) days of receipt of the replacement Equipment. In the event Calypso fails to receive such defective Equipment within such thirty (30) day period, Calypso shall invoice Customer for the replacement Equipment at the then-current price in effect therefore.

     13.4     Third  Party  Equipment.
              -----------------------

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                                                             ------       ------
                                                                       Atel S.A.

          13.4.1 Miscellaneous Third Party Equipment furnished in conjunction with the Equipment, shall be warranted in accordance with the Equipment warranties set forth in Section 13.1 and handled through Calypso's Repair and Return department. With respect to all other Third Party Equipment ordered by Customer, Third Party Equipment shall be warranted directly by such Third Party vendors in accordance with their standard terms and conditions, including by way of example and not by limitation, such vendor's standard response time(s) and procedure(s) for repair and return. Customer's sole and exclusive remedy against Calypso with respect to Third Party Equipment provided under this Agreement.

     13.5     THE  WARRANTIES  AND  REMEDIES SET FORTH ABOVE CONSTITUTE THE ONLY
              ------------------------------------------------------------------
WARRANTIES  WITH  RESPECT  TO  THE EQUIPMENT, SOFTWARE AND SERVICES PROVIDED AND
--------------------------------------------------------------------------------
CUSTOMER'S  EXCLUSIVE  REMEDIES  IN THE EVENT SUCH WARRANTIES ARE BREACHED. THEY
--------------------------------------------------------------------------------
ARE  IN  LIEU  OF  ALL  OTHER  WARRANTIES WRITTEN OR ORAL, STATUTORY. EXPRESS OR
--------------------------------------------------------------------------------
IMPLIED,  INCLUDING  WITHOUT  LIMITATION THE WARRANTY OR MERCHANTABILITY AND THE
--------------------------------------------------------------------------------
WARRANTY  OF  FITNESS  FOR A PARTICULAR PURPOSE. CALYPSO SHALL NOT BE LIABLE FOR
--------------------------------------------------------------------------------
ANY  INCIDENTAL.  CONSEQUENTIAL,  OR  SPECIAL  DAMAGES OF ANY NATURE WHATSOEVER.
--------------------------------------------------------------------------------
FURTHERMORE.  BECAUSE  EACH  EQUIPMENT  AND  SYSTEM  IS UNIQUE CALYPSO DISCLAIMS
--------------------------------------------------------------------------------
LIABILITY  FOR  RANGE. COVERAGE. SUBSCRIBER CAPACITY. SERVICE LEVEL OR OPERATION
--------------------------------------------------------------------------------
OF  THE  SYSTEM  AS  A  WHOLE EXCEPT AS SPECIFICALLY SET FORTH IN THE WARRANTIES
--------------------------------------------------------------------------------
CONTAINED  IN  THIS  AGREEMENT.
------------------------------

          13.5.1  Calypso's obligations under this Article 13 shall not apply to
(i) Equipment or components thereof that are normally consumed in operation, or have a normal life inherently shorter than the Warranty Period; (ii) defects that are the result of improper storage, installation, use, maintenance or repair by the Customer (including without limitation, operation of the Equipment outside the environmental parameters defined in the specifications); (iii) improper operation of Equipment with other hardware used by Customer, including the operation of Equipment with hardware not authorized by Calypso for use with the Equipment, or use of the Equipment with any improperly operating equipment not supplied by Calypso under this Agreement; (iv) Equipment or components thereof that due to no fault of Calypso have been subjected to any other kind of misuse or detrimental exposure or have been involved in an accident, fire, explosion, Act of God, or any other cause not attributable to Calypso, or (v) Equipment or Installation Services altered, repaired, improperly installed or relocated by any party other than Calypso or Calypso's agents. For purposes of this subsection (v), "Install" shall mean only routine plug-in.
                         -------

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                                                             ------       ------
                                                                       Atel S.A.

                                   ARTICLE 14

                      REPRESENTATIONS AND.OTHER WARRANTIES

     14.1 Each party represents and warrants that it is duly organized, existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the failure to so qualify would have a materially adverse impact upon its business and assets.

     14.2 Each party represents and warrants that it has the corporate power and requisite authority to execute, deliver and perform this Agreement, and all Purchase Orders to be executed pursuant to or in connection with this Agreement, and that it is duly authorized to, and has taken all corporate action necessary to authorize, the execution, delivery and performance of this Agreement and such other agreements and documents.

     14.3 Each party represents and warrants that this Agreement and the agreements or documents stated in Section 14.2 above executed by it pursuant to or in connection with this Agreement will constitute when executed in full the legal, valid and binding obligations of said party, enforceable in accordance wit their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors rights generally and to general principles of equity.

     14.4 Customer represents and warrants that it has and/or shall obtain, prior to the shipment of the Field Trial Equipment and Software and any Purchase Order, all Licenses required in connection with the performance of the obligations of the parties hereunder.

     14.5 Each party agrees to comply with all applicable export and import laws and regulations of the United States of America, Costa Rica and the People's Republic of China, including all US federal laws and regulations relating to export or re-export of products or technology; and to indemnify each other for any loss, liability or expense incurred as a result of breach of this subsection 14.5. Thus, if at the time or times of Calypso's performance hereunder, a validated export license is required for Calypso to lawfully export or re-export the Equipment, Licensed Software, Services, or any underlying Source Code, or technical data from the United States of America on behalf of Calypso, then the issuance of such license to Customer shall constitute a condition precedent to Calypso's obligations hereunder. Customer agrees that it will not resell or re-export Calypso Equipment, Licensed Software or any underlying Source Code or technical data in any form without obtaining appropriate export or re-export licenses from the United States government.

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                                                             ------       ------
                                                                       Atel S.A.

                                   ARTICLE 15

                            REMEDIES AND LIMITATIONS

     15.1 Calypso shall have the right to suspend its performance under this Agreement by written notice to the Customer and forthwith remove and take possession of any portion of the Equipment that has been delivered if the Customer, prior to payment to Calypso of the Price, shall either party become insolvent or bankrupt, make a general assignment for the benefit of, or enter into any arrangement with creditors, file a voluntary petition under any bankruptcy, insolvency, or similar law, or have proceedings under any such laws or proceedings seeking appointment of a receiver, trustee or liquidator instituted against it which are not terminated within thirty (30) days of such commencement.

     15.2 In the event of any material breach of this Agreement by either party which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option:

          15.2.1 if the aggrieved party is the Customer, to suspend its performance under Article 4 for so long as the breach continues uncorrected or;

          15.2.2 if the aggrieved party is Calypso, to suspend performance of all of its obligations under this Agreement for so long as the breach continues uncorrected or;

          15.2.3 to avail itself of any and all remedies available at law or equity whether or not it elects to suspend its performance under Section 17.2.1 or 17.2.2 as applicable.

     15.3     NOTWITHSTANDING  THE  PROVISIONS  OF  SECTION  11.2  OR  ANY OTHER
              ------------------------------------------------------------------
PROVISION  OF  THIS  AGREEMENT,  CALYPSO  SHALL  NOT  BE LIABLE FOR INCIDENTIAL,
--------------------------------------------------------------------------------
INDIRECT,  CONSEQUENTIAL,  OR  SPECIAL  DAMAGES OF ANY NATURE WHATSOEVER FOR ANY
--------------------------------------------------------------------------------
ACTION  ARISING  UNDER  THIS  AGREEMENT.
---------------------------------------

     15.4 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred (except that any action for nonpayment may be brought at any time permitted by applicable law).

                                   ARTICLE 16

                           SUPPORT AND OTHER SERVICES

     16.1 Customer will purchase for Network Equipment and Software the Basic Calypso Support Repair and Return maintenance service as identified in Attachment 9. Customer may purchase additional maintenance and support services
------------
as  defined  in  Attachment  9.
                 -------------


                                       20
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

                                   ARTICLE 17

                COVERAGE INTERFERENCE AND THIRD PARTY FACILITIES

     17.1 Calypso shall have no liability as a result of non-performance, failure or poor performance of the Equipment, Software or System caused by, resulting from or attributable to Customer-provided designs, specifications or equipment configuration requirements. Calypso may rely upon and utilize any Customer-provided designs, studies, specifications or requirements without liability therefore.

     17.2 Calypso shall not be responsible for any failures or inadequacies of performance resulting from equipment not supplied and installed by Calypso or Calypso's agents or subcontractors pursuant to this Agreement. Calypso shall not be responsible for interference or disruption of service caused by operation of other radio systems, lighting, motor ignition or other similar interference. In the event Customer utilizes facilities or services supplied by other such as common carrier circuits, antennas or towers, Customer shall have the total responsibility for the availability or adequacy of such services or facilities.

                                   ARTICLE 18

                                 INDEMNIFICATION

     18.1 Calypso will be responsible for and agree to Indemnify and hold harmless Customer from and against all losses, liabilities, demands, claims, actions, proceedings. suits and damages (including reasonable legal fees) for injury to persons or damage to tangible property to the extent it results directly from the intentional or negligent acts or omissions, or strict liability, of Calypso, its officers, agents, employees, or contractors.

     18.2 Customer will be responsible for and agrees to indemnify and bold harmless Calypso from and against all losses, liabilities, demands, claims, actions, proceedings, suits and damages (including reasonable legal fees) for injury, including death, to persons or damage to tangible property to the extent it results directly from the intentional or negligent acts or omissions, or strict liability, of Customer, its officers, agents, employees or contractors.

     18.3 With respect to each of Sections 18.1 and 18.2 above, the indemnified party will give the indemnifying party prompt written notice of all such claims, actions, proceedings or suits and the indemnifying party will have the sole defense thereof; including appeals, and the sole right to settle the same; provided, however, that the indemnifying party will not agree to any settlement which imposes liability or obligation on the indemnified for which the indemnified party is not fully indemnified without first obtaining the indemnified party's consent. The indemnified party will, upon the indemnifying party's request and at the indemnifying party's expense, furnish all relevant information available to the indemnifying party and cooperate and assist the indemnifying party in every reasonable way to facilitate the defense and/or settlement of any such claim. action, proceeding or suit.


                                       21
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

                                   ARTICLE 19

                      PATENTS, COPYRIGHT AND TRADE SECRETS

     19.1 Each party acknowledges the other party's ownership of trade secrets, proprietary or confidential information including, but not limited to, products. planned products, services or planned services, the identity of or information concerning customers or prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, patents, copyrights marks and other intellectual property rights current or planned activities, research development or other information relating to the other party's business activities or operations and those of its customers or subcontractors, as well as the pricing and other terms and conditions of this Agreement (collectively, the "Proprietary
                                                                     -----------
Information").
-----------

                                   ARTICLE 20

                                   TERMINATION

     20.1     Either  party  may  terminate  this  Agreement and any outstanding
Purchase Order, in whole or in part, in the event of a default by the other, provided that the nondefaulting party so advises the defaulting party in writing of the event of alleged default and affords the defaulting party thirty (30) days within which to cure the default. Default is defined to include:

          (a) Either party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against such party which is not dismissed within sixty (60) days after the date such petition is flied, or suffers or permits the appointment of a receiver for its business, or its assets become subject to any proceeding under a bankruptcy or insolvency law, domestic or foreign. or has liquidated its business: (b) Either party's material breach of any of the terms or conditions hereof; (c) The execution by either party of an Assignment for the benefit of creditors or any other transfer or assignment of similar nature; or (d) Termination by either party of the Field Trial Equipment and Software pursuant to Section 1.1.3.

     20.2 Neither the expiration of this Agreement according to its terms nor its termination under the provisions of Section 20.1 will prejudice any clam for any outstanding amount owed Calypso and Customer to each other, damages or any other rights or remedies that any party may have under this Agreement or at law or in equity or relieve any party from the duty to bold in confidence proprietary information and otherwise comply with, and exercise the rights set forth in the applicable Articles and Sections of this Agreement each of which will survive such termination.


                                       22
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

                                   ARTICLE 21

                               DISPUTE RESOLUTION

     21.1 In the event a dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation. If the dispute is not resolved through consultations within thirty (30) days after a requesting party has served a written notice on the other party requesting the commencement of consultations, then any party may refer the dispute to arbitration in Stockholm, Sweden by the Arbitration Institute of the Stockholm Chamber of Commerce in accordance with the rules of the Arbitration Institute at the time being in force.

     21.2  There  shall be three (3) arbitrators, with each party appointing one
(1) arbitrator each as hereto. The third arbitrator shall be appointed by the Arbitration Institute and shall serve as chairman of the tribunal.

     21.3     The  arbitration  proceedings  shall  be  conducted  in  English.

     21.4     The  arbitration  award shall be final and binding on the parties.

     21.5 When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the parties shall continue to exercise their other respective rights and fulfill their other respective obligations under this Agreement.

     21.6 In any arbitration proceeding, any legal proceeding to enforce any arbitration award and any other legal proceedings between the parties relating to this Agreement, each party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state.

     21.7 Notwithstanding the foregoing, Calypso may bring a claim for injunctive relief as provided in any court of competent jurisdiction without first submitting the claim to arbitration in the event of Customer's breach, or threatened breach of the provisions contained in Article 9, Article 12 or
Article  19  hereof.

                                   ARTICLE 22

                    NOTICE AND REPRESENTATIVES OF THE PARTIES

     Any  notice  ("Notice")  required or permitted under this Agreement must be
                    ------
given in writing to the address or facsimile number provided for a party below (or such other address or number as any party may provide to the other in writing in the manner contemplated hereby) and will be deemed effective as follows:

          (a) if delivered in person or by courier, on the date it is delivered;


                                       23
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

          (b) if sent by facsimile transmission, on the date that the transmission is received by the recipient party in legible form;

          (c) if sent by certified or registered mail or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted but acceptance is refused; unless the date and time of any delivery or receipt, as applicable, is not during normal working hours on a local business day, in which case Notice will be deemed given and effective on the first following day that is a local business day. For purposes hereof, a "local business day" is a business day in the city specified in the address for notice provided by the recipient. The Notices provided for by this Article 22 will be given to the following:

If to Customer:
                   China Telecom Changzhou Telecommunication Bureau (China Telecom)
                   No.  168  He  Ping  South  Road  Changzhou,
                   P.C:  213003,  P.R.  of  China

                   ATTN:
                           Vice  Director

If to Calypso:

                   Industrias  de  Telecomunicaciones  Americanas,  ATEL  S.A.
                   Care  of
                   Calypso  Wireless,  Inc.
                   5979  N.  W.  151  St.,  Suite  106
                   Miami  Lakes,  Florida,  USA  33014

                   ATTN:
                           President


                                       24
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

                                   ARTICLE 23

                                  MISCELLANEOUS

     23.1     Assignment.  Neither party to this Agreement may assign, transfer,
              ----------
pledge, encumber or hypothecate its interest in this Agreement or any of its rights hereunder or delegate its obligations hereunder without the prior written consent of the other party to this Agreement, which consent will not be unreasonably withheld, and any attempted assignment which does not comply fully with this Article 23.1 will be null anti void. Notwithstanding the foregoing, Calypso, may, upon prompt written notice, assign its rights and obligations pursuant to this Agreement to any Affiliate or to its successors by consolidation or merger, or the transferee of substantially all of the assets of Calypso.

     23.2     Governing Law. This Agreement will be construed in accordance with
              -------------
and governed by the law of the State of Florida without regard to the conflict of law provisions of such state or any other jurisdiction.

     23.3     Laws  and Regulations. The parties hereby agree to comply with all
              ---------------------
local, municipal, provincial, central, foreign, governmental and regulatory laws, orders, codes, rules and regulations that are applicable to their respective performance of this Agreement including, without limitation, those issued by government agencies of the People's Republic of China with authority over the subject-matter of this Agreement.

     23.4     Amendment.  Any  provision  of  this Agreement, or any attachment,
              ---------
exhibit or rider hereto, way be amended only if such amendment is in writing and signed by all the parties hereto. Additions to the Calypso Equipment and modifications to Prices may be made by Calypso, from time to time, in additional Attachment 6 containing the following information: Calypso Equipment, Equipment
-------------
Description,  and  Price.

     23.5     Waiver. Any waiver or delay in the exercise by either party of any
              ------
of its rights under this Agreement will not be deemed to prejudice such party's right of termination or enforcement for any further, continuing or other breach by the other party.

     23.6     Successors  and Assigns.  The provisions of this Agreement will be
              -----------------------
binding upon and inure to the benefit of the parties hereto and their respective permitted successors end permitted assigns.

     23.7     Public  Disclosures.  Neither  party  will  issue  or  release for
              -------------------
publication any materials relating to the existence of this agreement, the products or any services to be performed pursuant to this agreement without the prior written consent of the other party, which consent will not be unreasonably-withheld provide such publications are for internal use or use by a financial institution in connection with funding required under this agreement.


                                       25
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

     23.8     Severability. Whenever possible, each provision of this Agreement,
              ------------
as well as any attachment, exhibit or rider attached hereto, will be interpreted in such mariner as to be effective and valid under applicable law, order, code, rule or regulation but if any provision of this Agreement, as well as any attachment, exhibit or rider hereto, is held to be invalid, illegal or unenforceable in any respect under any applicable law, order, code, rule or regulation, such Invalidity, illegality or unenforceability will not affect any other provision, attachment, exhibit or rider of this Agreement, but this Agreement, attachment, exhibit or rider will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision, attachment, exhibit or rider had never been contained herein or attached hereto.

     23.9     Descriptive  Headings.  The descriptive headings of this Agreement
              ---------------------
are inserted for convenience only and do not constitute a part of this Agreement.

     23.10     Counterparts.  This  Agreement  may  be  executed  in  separate
               ------------
counterparts each of which will be an original and all of which taken together will constitute one and the same Agreement.

     23.11     Relationship  of  Parties.  Neither  Calypso, its subcontractors,
               -------------------------
employees or agents will be deemed to be employees or agents of Customer, it being understood that Calypso, its subcontractors, employees or agents are independent contractors with respect to Customer for all purposes and at all tunes.

     23.12     Trademark. Nothing contained in this Agreement shall be construed
               ---------
as conferring any right to use in advertising, publicity or marketing activities any name, trademark or other designation of a party hereto, including any contraction, abbreviation or simulation of any of the foregoing.

                                   ARTICLE 24

                           INCORPORATION OF DOCUMENTS

     This Agreement hereby incorporates by reference the Attachments referred to herein. In the event of an inconsistency or conflict between or among the provisions of this Agreement, the inconsistency will be resolved by giving precedence in the following order:

          (1)   Agreement;
          (2)   Attachments; and
          (3)   Purchase Orders (excluding any preprinted terms and conditions).


                                       26
                                                        /s/  J.S.A.  /s/  J.Z.M.
                                                             ------       ------
                                                                       Atel S.A.

                                   ARTICLE 25

                                   DEFINITIONS

     "Acceptance  Test"  means the tests performed by Customer for the System to
      ----------------
confirm that the Equipment and Software perform in accordance with the Product Specifications (as defined below).

     "Affiliate"  means,  with  respect  to  any  person, any other person which
      ---------
controls, is controlled by, or under common control with, such entity; and "control" means the ownership of a majority of the voting equity of a person or the power to direct the management or policies of such person whether through ownership of securities, by contract or otherwise.

     "Change  Notification"  is  defined  in  Section  11.2.
      --------------------

     "Class  A  Change"  means  a  modification of existing Calypso manufactured
      ----------------
Equipment to remedy a non-conformance to Technical Requirements required to correct design defects of a type that results in electrical or mechanical inoperative conditions or unsatisfactory operating conditions, or which is recommended to enhance safety.

     "Class  B  Change"  means  an  optional change, available to Customer at an
      ----------------
additional cost, that provides Equipment enhancements resulting in new features or improved service capabilities to Calypso Equipment.

     "Designated  Equipment"  is  defined  in  Article  11.
      ---------------------

     "Documentation"  with  respect to any Equipment or Software means Calypso's
      -------------
technical  documentation  end  operating  manuals  for  such  Product.

     "Effective  Date"  is  defined  in  the  Preamble.
      ---------------

     "Equipment"  or "Calypso Equipment" means the equipment and wireless pagers
      ---------       -----------------
and  handsets  that  may  be  purchased from Calypso pursuant to this Agreement.

     "Initial  Term"  is  defined  in  Article  3.
      -------------

     "Installation  Site"  means  any  customer  locations where Calypso Network
      ------------------
Equipment  or  Software  is  to  be  installed.

     "Licensed Software" means the Calypso software and third party software (as
      -----------------
defined below), each of which in machine-readable form, and subsequent Software upgrades, necessary to install, operate, and maintain the Equipment purchased or licensed by Customer pursuant to this Agreement.

     "Maintenance  and  Support  Services"  is  defined  in  Article  18.
      -----------------------------------


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
     "Network  Element"  means  a  material  component  of  Calypso's
      ----------------
telecommunications soft-switch system including, but not limited to, base station controllers, DSLAM's, Routers, Gateways, transmitters, local transceivers and handsets.

     "Product  Life"  for  each  Equipment  is  as  set  forth  in Attachment 8.
      -------------                                                ------------

     "Proprietary  Information"  is  defined  in  Section  12.1.
      ------------------------

     "Purchase  Order" means the purchasing document issued by Customer, subject
      ---------------
to the terms and conditions of this Agreement, and which describes the specific Equipment and Software and specifies the scope of work, quantities and dates for delivery, prices, billing instructions, arid any other necessary information.

     "Rolling  Forecast"  is  defined  in  Section  2.3.
      -----------------

     "Services"  means the services provided by Calypso to Customer as specified
      --------
in a Purchase Order to the extent such Services are not included in the supply of other Equipment and Software.

     "Software"  refers  to  all  the  Calypso  object-code  computer  programs,
      --------
computer languages, and operations licensed to Customer by Calypso pursuant to the terms of this Agreement and used solely in conjunction with the System and the Equipment to perform a useful function or used to enable human access to the Equipment for the purposes of installing, operating, or maintaining such Equipment.

     "Source  Code" means all intellectual information including but not limited
      ------------
to Documentation, Software in human-readable form, flow charts, schematics and annotations which comprise the pre-coding detailed design specifications for Licensed Software (excluding Third Party Software).

     "System"  means a configuration of Equipment with connection to a broadband
      ------
internet networks and mobile networks, including gateways, routers, soft-switches and multiplexers with at least two (2) end terminals, any intermediate line amplifiers connected by fiber to the end terminals, all associated Software, which has the ability to communicate to an element management system such that traffic can be transmitted from end terminal to end terminal and operation can be monitored by the element management system

     "Technical  Requirements" means the specifications set forth in appropriate
      -----------------------
industry standard telecommunications technical requirements where applicable or as such specifications may be most currently modified or amended pursuant to mutual agreement of the parties.

     "Third Party Software" means Software which is independently developed by a
      --------------------
third party sub-licensed to Customer under this Agreement or otherwise provided with the Equipment hereunder.


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
     "Field  Trial"  is  defined  in  Article  1.
      ------------

     "Field  Trial  Test  Criteria"  is  defined  in  Article  1.
      ----------------------------

     "Warrant,  Period"  means  the  period  set forth in Attachment 11 attached
      ----------------                                    -------------
hereto.

                                   ARTICLE 26

                                ENTIRE AGREEMENT

     This Agreement together with all Exhibits and Attachments constitutes the entire Agreement between Customer and Calypso with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any tights or remedies hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Industrias de Telecomunicaciones             China Telecom Changzhou
Americanas, ATEL, SA.                        Telecommunication Bureau
(Sub of Calypso Wireless, Inc.)              (China Telecom)


By:
   -------------------------------           -----------------------------
Name:                                        Name:
Title:  Chief  Operations  Officer           Title:    Vice  Director


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